Exhibit 99.1

SL Green Realty Corp. Announces Special Dividend and Increase to Ordinary Dividend

December 2, 2021

Annual Ordinary Dividend Will Increase to $3.73 Per Share

NEW YORK, Dec. 02, 2021 (GLOBE NEWSWIRE) -- SL Green Realty Corp. (NYSE: SLG), Manhattan’s largest office landlord, announced today that its board of directors has increased the annual ordinary dividend on SL Green’s common stock and units of its operating partnership by 2.5%, to $3.73 per share. The ordinary dividend will continue to be paid in cash on a monthly basis. The first monthly ordinary dividend of $0.3108 per share is payable on January 18, 2022 to stockholders of record at the close of business on December 15, 2021 (the “Record Date”).

The Company also announced that, as a result of extraordinary gains on asset dispositions in 2021, the board of directors has authorized and declared a special dividend of $2.4392 per share, comprised entirely of SLG’s common stock, to be calculated as described below, which is payable on January 18, 2022 to stockholders of record on the Record Date. Stockholders will, therefore, receive a total dividend with a value of $2.75 per share, representing the sum of the monthly ordinary dividend and the special dividend. The number of shares issued for the special dividend will be calculated based on the volume weighted average trading price of SLG’s common stock on the New York Stock Exchange between January 5-7, 2022. Stockholders can elect to receive the total dividend in the form of all cash or all stock, subject to proration if either option is oversubscribed.

"New York City is in the midst of a broad and palpable recovery and we are very proud that our performance has provided us the opportunity to increase our ordinary dividend for the eleventh year in a row, while issuing another sizable special dividend. Our thesis that New York City is the most resilient market in the country remains intact and we look forward to continuing to generate meaningful returns to our stockholders,” said Matt DiLiberto, Chief Financial Officer.

To mitigate the dilutive impact of the SLG common stock issued in the special dividend, SL Green’s board of directors also authorized a reverse stock split, which will be effective on January 21, 2022. The split ratio for the reverse stock split will be determined promptly after the close of business on January 10, 2022.

Additional information about the special dividend and the reverse stock split will be filed by SL Green on a Current Report on Form 8-K, which will be available on the Securities and Exchange Commission website at www.sec.gov.

The board of directors also authorized and declared the quarterly dividend on the Company’s Series I Preferred Stock for the period October 15,

2021 through and including January 14, 2022, of $0.40625 per share, payable in cash, which is the equivalent of an annualized dividend of $1.625 per share. The dividend is payable on January 18, 2022 to stockholders of record at the close of business on December 20, 2021.

About SL Green

SL Green Realty Corp., an S&P 500 company and Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2021, SL Green held interests in 76 buildings totaling 35.3 million square feet. This included ownership interests in 27.2 million square feet of Manhattan buildings and 7.3 million square feet securing debt and preferred equity investments.

Forward Looking Statement

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SLG-DIV

Matt DiLiberto

Chief Financial Officer

(212) 594-2700

Source: SL Green Realty Corp